CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Drinks Americas Holdings, Ltd.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dual dated August 10, 2006 and March 14, 2007, relating to the consolidated financial statements of Drinks Americas Holdings Ltd. as of April 30, 2006 and for the year ended April 30, 2005. We also consent to the reference of our firm under the caption "Experts".




                                        /s/Bernstein, Pinchuk & Kaminsky
                                       ---------------------------------
                                        Bernstein, Pinchuk & Kaminsky
                                        Certified Public Accountants


New York, New York
March 16, 2007